UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

DWS GLOBAL COMMODITIES STOCK FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
SCOTT FRANZBLAU
ROBERT FERGUSON
WILLIAM J. ROBERTS
GARY G. SCHLARBAUM
ROBERT A. WOOD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Investment LLC (“Western Investment”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of four nominees as directors at the 2008 annual meeting of stockholders (the “Annual Meeting”) of DWS Global Commodities Stock Fund, Inc. (the “Fund”).  Western Investment has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On July 24, 2008, Western Investment posted the following on www.valueforum.com.  Western Investment may in the future make such information available to stockholders at www.fixmyfund.com.

20% Repurchase Announced. Deutsche ignores shareholder referendum. ------ What part of counting does the board fail to understand?

“NEW YORK--(BUSINESS WIRE)--July 23, 2008 DWS Global Commodities Stock Fund, Inc. (the “Fund”) (NYSE: GCS) announced today that the Fund’s Board of Directors has authorized an open-market share repurchase program. Effective upon notice to Fund shareholders in the Fund’s Annual Report to Stockholders, the Fund may purchase an aggregate of up to 20% of the Fund’s outstanding shares of common stock in open-market transactions over a twelve month period.”

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GCS closed 7/23 at a 14.1% discount. Over 62.5% of shares were tendered at 98% of net asset value on July 14th. The board has responded to this overwhelming desire by shareholders to exit GCS’s closed-end end fund format by announcing a repurchase program of less than one third of shares tendered. I have nominated three highly qualified directors for the October annual meeting and feel I have no choice but to consider this undersized repurchase plan to be a rejection of my offer to work in good faith with the board to resolve the discount problem. I will probably, and reluctantly, be forced to run on a platform of firing Deutsche Investment Management.

Based on the tender results, lower commodity prices and buying pressure from the undersized repurchase program, I am raising my rating to Strong Buy. In my account I continue to have the commodity exposure hedged out and am focusing on narrowing the discount.

My group has increased it’s economic exposure to over 10.7% of GCS shares from 9% on my first post on June 6th. I am working to eliminate the discount and maximize value for all shareholders. I have no interest in deserting other shareholders and selling my shares into the undersized repurchase plan.

GCS closed 6/6 on a 13.5% discount but I don’t think you will be able to buy it that cheaply again. I know nothing about commodity markets so I have hedged that exposure out and I am just playing the discount to narrow. the stock has large unrealized capital gains so it is especially attractive for accounts that don’t have to pay taxes. even if GCS does not convert to an ETF (I think some significant corporate action to benefit shareholders is very likely) you should get substantial year end dividends.

Don’t forget that closed-end funds are very thinly traded and only limit orders should be entered. I never enter a market order on a closed-end fund.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Western Investment LLC (“Western Investment”), together with the other Participants (as defined below) named herein, intend to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of nominees at the 2008 annual meeting of shareholders of DWS Global Commodities Stock Fund, Inc., a Maryland corporation (the “Fund”).

WESTERN INVESTMENT STRONGLY ADVISES ALL STOCKHOLDERS OF THE FUND TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF DEFINITIVE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST.

The participants in the solicitation are anticipated to be Western Investment, a Delaware limited liability company, Western Investment Hedged Partners L.P., a Delaware limited partnership (“WIHP”), Western Investment Activism Partners LLC, a Delaware limited liability company (“WIAP”), Western Investment Total Return Partners L.P., a Delaware limited partnership (“WITRP”), Arthur D. Lipson (“Mr. Lipson,” and together with Western Investment, WIHP, WIAP and WITRP, the “Western Entities”), Benchmark Plus Institutional Partners, L.L.C., a Delaware limited liability company (“BPIP”), Benchmark Plus Management, L.L.C., a Delaware limited liability company (“BPM”), Scott Franzblau (“Mr. Franzblau”), Robert Ferguson (“Mr. Ferguson,” and together with BPIP, BPM and Mr. Franzblau, the “Benchmark Entities”), William J. Roberts (“Mr. Roberts”), Gary G. Schlarbaum (“Mr. Schlarbaum”) and Robert A. Wood (“Professor Wood,” and collectively with the Western Entities, the Benchmark Entities, Mr. Roberts and Mr. Schlarbaum, the “Participants”).

As of the close of business on July 23, 2008, WIHP, WIAP and WITRP beneficially owned 428,627, 558,728 and 579,532 Shares, respectively.  As the managing member of WIAP and the general partner of each of WIHP and WITRP, Western Investment may be deemed to beneficially own the 1,566,887 Shares owned in the aggregate by WIHP, WIAP and WITRP, in addition to the 1,237.24 Shares it holds directly.  As the managing member of Western Investment, Mr. Lipson may be deemed to beneficially own the 1,568,124.24 Shares beneficially owned by Western Investment.  As members of a group for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, the Western Entities may be deemed to beneficially own the 236,274 Shares owned by the other Participants.  The Western Entities disclaim beneficial ownership of such Shares.

As of close of business on July 23, 2008, each of WIHP, WITRP and Western Investment Total Return Fund Ltd. (“WITRL”), a Cayman Islands corporation of which Western Investment serves as the investment manager with sole investment power, was a party to certain equity swap arrangements (the “Swap Arrangements”) with a financial institution (the “Bank”) as the counterparty.  Pursuant to these Swap Arrangements, each of WIHP, WITRP and WITRL is obligated to pay to the Bank the equity notional amount on a total of 154,020, 9,201 and 167,729 Shares, respectively, subject to the Swap Arrangements (the “Reference Shares”) as of the beginning of the valuation period (which resets monthly), plus interest.  At the termination of the Swap Arrangements, the Bank is obligated to pay to each of WIHP, WITRP and WITRL the market value of their respective interest in the Reference Shares as of the end of the valuation period.  Any dividends received by the Bank on the Reference Shares during the term of the Swap Arrangements will be paid to WIHP, WITRP and WITRL.  All balances will be cash settled and there will be no transfer to WIHP, WITRP or WITRL of voting or dispositive power over the Reference Shares.  The Swap Arrangements expire on May 5, 2009.  Each of the Participants disclaims beneficial ownership of the Reference Shares except to the extent of his or its pecuniary interest therein.  The Reference Shares are not included as part of the totals, with respect to Shares, disclosed herein by the Participants.

As of the close of business on July 23, 2008, BPIP beneficially owned 236,274 Shares.  As the managing member of BPIP, BPM may be deemed to beneficially own the 236,274 Shares owned by BPIP.  As managing members of BPM, Messrs. Franzblau and Ferguson may be deemed to beneficially own the 236,274 Shares beneficially owned by BPM.  As members of a group for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, the Benchmark Entities may be deemed to beneficially own the 1,568,124.24 Shares owned by the other Participants.  The Benchmark Entities disclaim beneficial ownership of such Shares.

Mr. Roberts does not directly own any Shares.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, Mr. Roberts may be deemed to beneficially own the 1,804,398.24 Shares beneficially owned in the aggregate by the other Participants.  Mr. Roberts disclaims beneficial ownership of such Shares.

Mr. Schlarbaum does not directly own any Shares.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, Mr. Schlarbaum may be deemed to beneficially own the 1,804,398.24 Shares beneficially owned in the aggregate by the other Participants.  Mr. Schlarbaum disclaims beneficial ownership of such Shares.

Professor Wood does not directly own any Shares.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, Professor Wood may be deemed to beneficially own the 1,804,398.24 Shares beneficially owned in the aggregate by the other Participants.  Professor Wood disclaims beneficial ownership of such Shares.